Exhibit 5.1

                     [Miles & Stockbridge P.C. Letterhead]


July 11, 2003



Anthracite Capital, Inc.
40 East 52nd Street
New York, New York 10022

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anthracite Capital, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 92,400 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which have been issued or are issuable upon the exercise of certain stock options, on its registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (together with all amendments thereto, the "Registration Statement"). We have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. We have assumed that the shares have been or will be issued upon the receipt of the applicable exercise prices by the Company. Based on that examination, we advise you that in our opinion the shares of Common Stock being registered on the Registration Statement, when sold in accordance with the provisions of the Registration Statement will be legally issued, fully paid and non-assessable.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            Miles & Stockbridge P.C.


                                            By: /s/ Miles & Stockbridge P.C.
                                                ----------------------------
                                                Principal